                                                                     EXHIBIT 5.1

                        ATTORNEYS AT LAW      San Francisco, CA
                                              415 693-2000
                        Five Palo Alto Square
                        3000 El Camino Real   Menlo Park, CA
                        Palo Alto, CA         650 843-5000
                        94306-2155
                        Main 650 843-5000     San Diego, CA
                        Fax 650 857-0663      619 550-6000

                        www.cooley.com        Boulder, CO
                                              303 546-4000
November 1, 1999        PATRICK A. POHLEN
                        650 843-5004          Denver, CO
Clarent Corporation     pohlenpa@cooley.com   303 606-4800
700 Chesapeake Drive
Redwood City, CA 94063                        Kirkland, WA
                                              425 893-7700

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Clarent Corporation (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an underwritten public offering of up to 4,600,000 shares of common stock, including 3,350,000 shares to be sold by the Company (the "Company Shares"), 512,500 shares of which are allocated for the underwriters' over-allotment option, and 1,250,000 shares to be sold by certain selling stockholders (the "Selling Stockholder Shares"), 87,500 shares of which are allocated for the underwriters' over-allotment option (collectively, the "Common Stock").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus included therein, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the shares of the Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Company's Board of Directors.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Selling Stockholder Shares are, and the Company Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be, validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By: /s/ Patrick A. Pohlen
  --------------------
   Patrick A. Pohlen